Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Origin Bancorp, Inc. (the “Company”) of our report, dated March 6, 2018, on our audits of the consolidated financial statements of the Company as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, which report is included in the Company’s prospectus.

/s/ BKD, LLP

Little Rock, Arkansas
July 10, 2018